Exhibit 99.1
Exterran Holdings and Exterran Partners Report
Second Quarter 2011 Results and
Announce Pending Departure of President and Chief Executive Officer

HOUSTON, August 4, 2011 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the second quarter 2011 and announced the pending departure of current President and Chief Executive Officer Ernie L. Danner.

Exterran Holdings, Inc. Financial Results
Exterran Holdings reported a net loss attributable to Exterran stockholders for the second quarter 2011 of $28.0 million, or $0.45 per diluted share, compared to a net loss attributable to Exterran stockholders for the first quarter 2011 of $30.0 million, or $0.48 per diluted share, and net income attributable to Exterran stockholders for the second quarter 2010 of $17.5 million, or $0.28 per diluted share.

Net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the second quarter 2011 was $26.3 million, or $0.42 per diluted share.  Net loss from continuing operations attributable to Exterran stockholders for the first quarter 2011 was $27.9 million, or $0.45 per diluted share.  Net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the second quarter 2010 was $20.6 million, or $0.33 per diluted share.

Revenue was $657.6 million for the second quarter 2011, compared to $618.5 million for the first quarter 2011 and $643.8 million for the second quarter 2010.  EBITDA, as adjusted (as defined below), was $87.2 million for the second quarter 2011, compared to $94.3 million for the first quarter 2011 and $117.8 million for the second quarter 2010.

“Exterran Holdings’ second quarter results reflected disappointing performance in international markets which offset improving activity levels in North America.  Internationally, operating expenses were higher than expected and new business activity remained at relatively low levels.  In North America, overall demand for our products and services remains strong in liquids rich plays, which has led to a solid level of bookings for all our product lines,” said Ernie L. Danner, Exterran Holdings’ President and Chief Executive Officer.

“In July 2011, Exterran Holdings executed a new, five-year, $1.1 billion senior secured revolving credit facility that matures in July 2016, replacing its former senior secured credit facility.  We expect this new facility to provide us with financial flexibility to continue our drop-down strategy with Exterran Partners and provide capital to help us further grow our business,” said J. Michael Anderson, Senior Vice President and Chief Financial Officer of Exterran Holdings.

Exterran Holdings, Inc. Financial Guidance and Outlook for Remainder of 2011
Exterran Holdings also announced today that it expects to fall short of its 2011 goal of 5% or more growth in EBITDA.

“While we expect that North American operating results will lead us in achieving overall revenue growth of at least 5% over 2010 results, company profitability will fall short of our target due to lower than anticipated revenue and profit margins in our international businesses.  Although we expect that both third and fourth quarter gross margin dollars will be improvements over second quarter results, we expect EBITDA in 2011 will be lower than 2010 levels,” said Mr. Danner.

Exterran Partners, L.P. Financial Results
Exterran Partners reported revenue of $71.8 million for the second quarter 2011, compared to $68.7 million for the first quarter 2011 and $53.8 million for the second quarter 2010.  Net loss was $1.9 million for the second quarter 2011, or $0.08 per diluted limited partner unit, compared to net income of $0.2 million, or a loss of $0.01 per diluted limited partner unit, for the first quarter 2011, and a net loss of $1.3 million, or $0.07 per diluted limited partner unit, for the second quarter 2010.

Exterran Partners’ EBITDA, as further adjusted (as defined below), totaled $32.0 million for the second quarter 2011, compared to $31.2 million for the first quarter 2011 and $22.9 million for the second quarter 2010.  Distributable cash flow (as defined below) totaled $19.0 million for the second quarter 2011, compared to $21.1 million for the first quarter 2011 and $12.8 million for the second quarter 2010.

“Exterran Partners had a solid operating performance in the second quarter and increased its cash distribution for the fourth consecutive quarter,” commented Mr. Danner, President, Chief Executive Officer and Chairman of the Board of Exterran Partners’ managing general partner.  “In addition, Exterran Partners further strengthened its leading market position in contract operations and enhanced its distributable cash flow profile with the acquisition of compression and processing assets from Exterran Holdings in June 2011.  We remain optimistic about the growth outlook for Exterran Partners and are committed to continuing to increase distributions to unitholders over time.”

For the second quarter of 2011, Exterran Partners’ quarterly cash distribution will be $0.4825 per limited partner unit, or $1.93 per limited partner unit on an annualized basis. The second quarter 2011 distribution is $0.005 higher than the first quarter 2011 distribution of $0.4775 per limited partner unit and $0.02 higher than the second quarter 2010 distribution of $0.4625 per limited partner unit.

The cash distribution Exterran Holdings will receive for the second quarter 2011 based upon its limited partner and general partner interests in Exterran Partners is approximately $7.1 million.

Pending Departure of President and Chief Executive Officer
Exterran Holdings and Exterran Partners jointly announced the pending departure of Ernie L. Danner, current President and Chief Executive Officer of Exterran Holdings and President, Chief Executive Officer and Chairman of the Board of Exterran Partners’ managing general partner.

“I am proud of the many accomplishments of the Exterran team over the past three years,” said Mr. Danner.  “The outstanding efforts of our employees have dramatically improved customer service quality and strengthened our balance sheet.  However, I have been disappointed by Exterran Holdings’ revenue growth, profitability and financial returns to our shareholders and, as a result, I am stepping down as Chief Executive Officer of both companies.  I believe that Exterran possesses numerous opportunities to create value for our customers, employees and shareholders and that the time is right for someone new to lead Exterran in pursuing these opportunities.”

“We appreciate Ernie’s dedicated service and commitment to Exterran over the past thirteen years,” said Gordon Hall, Chairman of the Board of Exterran Holdings.  “He has been instrumental in the formation and growth of Exterran and Exterran Partners over that time and we wish him well in his future endeavors.  The Exterran Holdings Board of Directors will be leading the search for a new Chief Executive Officer and Ernie has agreed to remain as Chief Executive Officer while the Board conducts a search for his successor.”

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their second quarter 2011 earnings release:

•
Teleconference: Thursday, August 4, 2011 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 800-446-1671.  International participants should dial 847-413-3362 at least 10 minutes before the scheduled start time.  Please reference Exterran conference call number 30353796.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, August 4, 2011, until 2:00 p.m. Eastern Time on Thursday, August 11, 2011. To listen to the replay, please dial 888-843-7419 in the United States and Canada, or 630-652-3042 internationally, and enter access code 30353796#.

*****
With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as income (loss) from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges and other charges.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, other charges, and non-cash selling, general and administrative (“SG&A”) costs and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income (loss) plus depreciation and amortization expense, impairment charges, non-cash SG&A costs, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense (excluding amortization of deferred financing fees and costs incurred to early terminate interest rate swaps) and maintenance capital expenditures, and excluding gains/losses on asset sales and other charges.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has over 10,000 employees and operates in approximately 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States.  Exterran Holdings owns an equity interest in Exterran Partners.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ operational and financial strategies and ability to successfully effect those strategies; the Companies’ expected future capital expenditures; the Companies’ expectations regarding future economic and market conditions; the Companies’ financial and operational outlook and ability to fulfill that outlook; statements regarding Exterran Holdings’ 2011 financial guidance and outlook; demand for the Companies’ products and services and growth opportunities for those products and services; the expected benefits to Exterran Holdings of its new senior secured credit facility; statements regarding the pending departure of the Companies’ President and Chief Executive Officer and the Exterran Holdings Board of Directors’ efforts to fill that position; Exterran Holdings’ intention to continue to offer the balance of its U.S. contract operations business to Exterran Partners; the expected benefits to the Companies of the drop-down transactions; and Exterran Partners’ commitment to growing and increasing distributions.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in safety, health, environmental and other regulations; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2010, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2010, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Moore (281) 836-7398

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.

 (Tables Follow)

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010
Revenues:
North America contract operations	$150,755	$151,054	$152,048
International contract operations	110,944	105,681	131,087
Aftermarket services	94,142	81,698	83,363
Fabrication	301,731	280,046	277,324
	657,572	618,479	643,822

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	75,509	80,509	74,811
International contract operations	49,766	40,966	42,873
Aftermarket services	86,533	72,538	70,290
Fabrication	269,352	239,291	246,398
Selling, general and administrative	92,192	91,281	94,166
Depreciation and amortization	92,676	90,478	106,188
Long-lived asset impairment	2,063	-	745
Interest expense	34,586	37,170	32,608
Equity in loss of non-consolidated affiliates	-	-	348
Other (income) expense, net	(2,951)	(414)	(2,485)
	699,726	651,819	665,942

Loss before income taxes	(42,154)	(33,340)	(22,120)
Provision for (benefit from) income taxes	(12,499)	(5,014)	184
Loss from continuing operations	(29,655)	(28,326)	(22,304)
Income (loss) from discontinued operations, net of tax	(569)	(2,138)	38,957
Net income (loss)	(30,224)	(30,464)	16,653
Less: net loss attributable to the noncontrolling interest	2,198	434	873
Net income (loss) attributable to Exterran stockholders	$(28,026)	$(30,030)	$17,526

Basic income (loss) per common share:
Loss from continuing operations attributable to Exterran stockholders	$(0.44)	$(0.45)	$(0.35)
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.01)	(0.03)	0.63
Net income (loss) attributable to Exterran stockholders	$(0.45)	$(0.48)	$0.28
Diluted income (loss) per common share:
Loss from continuing operations attributable to Exterran stockholders	$(0.44)	$(0.45)	$(0.35)
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.01)	(0.03)	0.63
Net income (loss) attributable to Exterran stockholders	$(0.45)	$(0.48)	$0.28
Weighted average common and equivalent shares outstanding:
Basic	62,669	62,418	62,044
Diluted	62,669	62,418	62,044

Income (loss) attributable to Exterran stockholders:
Loss from continuing operations attributable to Exterran stockholders	$(27,457)	$(27,892)	$(21,431)
Income (loss) from discontinued operations, net of tax	(569)	(2,138)	38,957
Net income (loss) attributable to Exterran stockholders	$(28,026)	$(30,030)	$17,526

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010
Revenues:
North America contract operations	$150,755	$151,054	$152,048
International contract operations	110,944	105,681	131,087
Aftermarket services	94,142	81,698	83,363
Fabrication	301,731	280,046	277,324
Total	$657,572	$618,479	$643,822

Gross Margin (1):
North America contract operations	$75,246	$70,545	$77,237
International contract operations	61,178	64,715	88,214
Aftermarket services	7,609	9,160	13,073
Fabrication	32,379	40,755	30,926
Total	$176,412	$185,175	$209,450

Selling, General and Administrative	$92,192	$91,281	$94,166
% of Revenues	14%	15%	15%

EBITDA, as adjusted (1)	$87,171	$94,308	$117,769
% of Revenues	13%	15%	18%

Capital Expenditures	$56,071	$51,412	$61,538
Less: Proceeds from Sale of PP&E	(5,046)	(27,499)	(13,018)
Net Capital Expenditures	$51,025	$23,913	$48,520

Gross Margin Percentage:
North America contract operations	50%	47%	51%
International contract operations	55%	61%	67%
Aftermarket services	8%	11%	16%
Fabrication	11%	15%	11%
Total	27%	30%	33%

Total Available Horsepower (at period end):
North America contract operations	3,688	3,704	4,306
International contract operations	1,196	1,197	1,263
Total	4,884	4,901	5,569

Total Operating Horsepower (at period end):
North America contract operations	2,834	2,844	2,816
International contract operations	980	980	1,060
Total	3,814	3,824	3,876

Total Operating Horsepower (average):
North America contract operations	2,839	2,841	2,819
International contract operations	978	979	1,041
Total	3,817	3,820	3,860

Horsepower Utilization (at period end):
North America contract operations	77%	77%	65%
International contract operations	82%	82%	84%
Total	78%	78%	70%

Fabrication Backlog:
Compression & accessory	$221,014	$250,123	$222,303
Production & processing equipment	487,760	500,844	527,363
Total	$708,774	$750,967	$749,666

Debt to Capitalization:
Debt	$1,704,200	$1,739,583	$2,081,333
Exterran stockholders' equity	1,712,861	1,679,860	1,665,379
Capitalization	$3,417,061	$3,419,443	$3,746,712
Total Debt to Capitalization	50%	51%	56%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$(30,224)	$(30,464)	$16,653
Income (loss) from discontinued operations, net of tax	(569)	(2,138)	38,957
Loss from continuing operations	(29,655)	(28,326)	(22,304)
Depreciation and amortization	92,676	90,478	106,188
Long-lived asset impairment	2,063	-	745
Investment in non-consolidated affiliates impairment	-	-	348
Interest expense	34,586	37,170	32,608
Provision for (benefit from) income taxes	(12,499)	(5,014)	184
EBITDA, as adjusted (1)	87,171	94,308	117,769
Selling, general and administrative	92,192	91,281	94,166
Equity in loss of non-consolidated affiliates	-	-	348
Investment in non-consolidated affiliates impairment	-	-	(348)
Other (income) expense, net	(2,951)	(414)	(2,485)
Gross Margin (1)	$176,412	$185,175	$209,450

Net income (loss) attributable to Exterran stockholders	$(28,026)	$(30,030)	$17,526
(Income) loss from discontinued operations	569	2,138	(38,957)
Charges, after-tax:
Long-lived asset impairment (including the impact on minority interest)	1,193	-	469
Investment in non-consolidated affiliates impairment	-	-	348
Net loss from continuing operations attributable to Exterran stockholders, excluding charges	$(26,264)	$(27,892)	$(20,614)

Diluted loss from continuing operations attributable to Exterran stockholders per common share	$(0.44)	$(0.45)	$(0.35)
Adjustment for charges, after-tax, per common share	0.02	-	0.02
Diluted net loss from continuing operations attributable to Exterran stockholders per common share,
excluding charges (1)	$(0.42)	$(0.45)	$(0.33)

(1) Management believes disclosure of EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010

Revenue	$71,841	$68,729	$53,790

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	39,824	37,052	29,126
Depreciation and amortization	15,459	14,149	11,763
Long-lived asset impairment	305	-	-
Selling, general and administrative	9,927	10,216	8,519
Interest expense	7,553	7,075	5,724
Other (income) expense, net	455	(221)	(170)
Total costs and expenses	73,523	68,271	54,962
Income (loss) before income taxes	(1,682)	458	(1,172)
Income tax expense	256	235	173
Net income (loss)	$(1,938)	$223	$(1,345)

General partner interest in net income (loss)	$676	$572	$285

Limited partner interest in net income (loss)	$(2,614)	$(349)	$(1,630)

Weighted average limited partners' units outstanding:
Basic	33,833	32,107	23,885

Diluted	33,833	32,107	23,885

Loss per limited partner unit:
Basic	$(0.08)	$(0.01)	$(0.07)

Diluted	$(0.08)	$(0.01)	$(0.07)

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts and percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010

Revenue	$71,841	$68,729	$53,790

Gross Margin, as adjusted (1)	$40,366	$38,554	$30,379

EBITDA, as further adjusted (1)	$31,988	$31,175	$22,949
% of Revenue	45%	45%	43%

Capital Expenditures	$16,929	$6,891	$14,971
Less: Proceeds from Sale of Compression Equipment	(232)	(1,036)	(263)
Net Capital Expenditures	$16,697	$5,855	$14,708

Gross Margin percentage, as adjusted	56%	56%	56%

Distributable cash flow (2)	$19,025	$21,064	$12,790

Distributions per Limited Partner Unit	$0.4825	$0.4775	$0.4625
Distribution to All Unitholders, including Incentive Distributions	$19,061	$16,243	$11,589
Distributable Cash Flow Coverage	1.00x	1.30x	1.10x

	June 30,	March 31,	June 30,
	2011	2011	2010

Debt	$539,500	$450,000	$430,500
Total Partners' Capital	$444,522	$348,692	$247,404
Total Debt to Capitalization	55%	56%	64%

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$(1,938)	$223	$(1,345)
Income tax expense	256	235	173
Depreciation and amortization	15,459	14,149	11,763
Long-lived asset impairment	305	-	-
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	10,200	9,129	6,376
Non-cash selling, general and administrative costs	153	364	258
Interest expense, net of interest income	7,553	7,075	5,724
EBITDA, as further adjusted (1)	31,988	31,175	22,949
Cash selling, general and administrative costs	9,774	9,852	8,261
Less: cap on selling, general and administrative costs provided by EXH	(1,851)	(2,252)	(661)
Less: other (income) expense, net	455	(221)	(170)
Gross Margin, as adjusted (1)	$40,366	$38,554	$30,379
Other income (expense), net	(455)	221	170
Expensed acquisition costs	514	-	-
Less: Gain on sale of compression equipment (in Other (income) expense, net)	(115)	(212)	(170)
Less: Cash interest expense	(4,652)	(4,207)	(5,451)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(7,923)	(7,600)	(7,600)
Less: Income tax expense	(256)	(235)	(173)
Less: Maintenance capital expenditures	(8,454)	(5,457)	(4,365)
Distributable cash flow (2)	$19,025	$21,064	$12,790

Cash flows from operating activities	$16,233	$15,887	$10,249
(Provision for) benefit from doubtful accounts	4	(33)	(32)
Expensed acquisition costs	514	-	-
Cap on operating and selling, general and administrative costs provided by EXH	10,200	9,129	6,376
Maintenance capital expenditures	(8,454)	(5,457)	(4,365)
Change in current assets/liabilities	528	1,538	562
Distributable cash flow (2)	$19,025	$21,064	$12,790

Net income (loss)	$(1,938)	$223	$(1,345)
Long-lived asset impairment	305	-	-
Net income (loss), excluding charge	$(1,633)	$223	$(1,345)

Diluted loss per limited partner unit	$(0.08)	$(0.01)	$(0.07)
Adjustment for charge per limited partner unit	0.01	-	-
Diluted loss per limited partner unit, excluding charge (1)	$(0.07)	$(0.01)	$(0.07)

(1) Management believes disclosure of EBITDA, as further adjusted, diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010

Total Available Horsepower (at period end) (1)	1,905	1,590	1,366

Total Operating Horsepower (at period end) (1)	1,684	1,384	1,092

Average Operating Horsepower	1,442	1,387	1,076

Horsepower Utilization:
Spot (at period end)	88%	87%	80%
Average	87%	88%	80%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	2,046	1,999	1,869

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	3,604	3,611	4,198

% of U.S. Contract Operations Available Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	57%	55%	45%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	2,784	2,786	2,761

% of U.S. Contract Operations Operating Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	73%	72%	68%

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower (in thousands) of 226, 304 and 266 at June 30, 2011, March 31, 2011 and June 30, 2010, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower (in thousands) of 21, 27 and 18 at June 30, 2011, March 31, 2011 and June 30, 2010, respectively.

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